Exhibit 99.1

Zedge Announces Record Fourth-Quarter and Fiscal Year 2021 Results

●	Reports record full-year fiscal 2021 with revenue growth of 107% to $19.6 million; Net income of $8.2 million; earnings per share (EPS) of $0.59, EBITDA[1] of $9.3 million
●	Reports record fourth-quarter year-over-year revenue growth of 93% to $5.2 million; Net income of $2.5 million; EPS of $0.17; EBITDA of $2.7 million; and Monthly Active Users[2] (MAU) of 34.4 million
●	Company introduces initial fiscal 2022 guidance for revenue growth of 25-30%

New York, NY – November 9, 2021: Zedge, Inc. (NYSE AMERICAN: ZDGE), a global app publisher with a portfolio of leading digital consumer brands serving 43 million monthly active users, today announced results for both its fourth-quarter and fiscal year 2021 ended July 31, 2021.

“Our record fourth-quarter performance capped off an amazing year for Zedge during which the growth initiatives in which we’ve invested over the past eight quarters began to bear fruit,” said Jonathan Reich, chief executive officer. “The investments we made and will continue to make in optimizing our ad stack drove premium ad prices and strong revenue growth. Furthermore, our Zedge Premium marketplace for creators continued to benefit from the content management system migration that we completed earlier this year, experiencing gross transaction value2 growth of 45%.

“Our full-year results were impressive, including 107% revenue growth, a 40% operating margin and record diluted EPS of $0.59. We also saw MAU return to growth and consistently remain over 32 million while ARPMAU2 increased by 76%. Finally, we expanded our product management leadership team to provide a more focused and dedicated approach to product development and go-to-market initiatives going forward.”

Fiscal Fourth-Quarter Highlights (Fiscal 2021 versus Fiscal 2020)

●	Revenue increased 93.0% to $5.2 million versus $2.7 million;
●	Active subscriptions[2] and subscription revenue increased 49.2% and 55.0%, respectively;
●	Operating income and operating margin of $2.2 million and 42.2% versus $0.4 million and 14.4%, respectively;
●	Net income and diluted EPS of $2.5 million and $0.17 versus $0.5 million and $0.04, respectively;
●	Cash flow from operations increased 344.0% to a record $2.4 million versus $0.5 million;
●	EBITDA increased 224.8% to $2.7 million versus $0.8 million;
●	MAU increased by 7.8%;
●	Zedge Premium Gross Transaction Value[2] (GTV) of $0.3 million, an increase of 45.0%.

Full Year Fiscal 2021 Highlights (versus Fiscal 2020)

●	Revenue increased 106.6% to $19.6 million versus $9.5 million;
●	Active subscriptions and subscription revenue increased 49.2% and 100.8%, respectively;
●	Operating income and operating margin of $7.8 million and 39.9% versus an operating loss of ($0.4) million and (4.2)%, respectively;

●	Net income and diluted earnings per share of $8.2 million and $0.59 versus a net loss and loss per share of ($0.6) million and ($0.05), respectively;
●	Cash flow from operations increased 377.4% to $10.1 million versus $2.1 million;
●	EBITDA increased 815.1% to $9.3 million versus $1.0 million;
●	Zedge Premium GTV of $0.95 million an increase of 29.8% versus last year.

Select Financial Metrics: Fiscal 2021 versus Fiscal 2020 as of 7/31/21*

(in $M except for EPS)	Q421	Q420	Change	FY'21	FY'20	Change
Total Revenue	$5.2	$2.7	93.0%	$19.6	$9.5	106.6%
Advertising Revenue	$4.2	$2.0	113.4%	$15.7	$7.4	112.4%
Subscription Revenue	$1.0	$0.6	55.0%	$3.2	$1.6	100.8%
Other Revenue	$0.2	$0.1	34.7%	$0.5	$0.5	12.1%
Operating Income (Loss)	$2.2	$0.4	465.7%	$7.8	$(0.4)	nm
Operating Margin	42.2%	14.4%		39.9%	-4.2%
Net Income (Loss)	$2.5	$0.5	429.1%	$8.2	$(0.6)	nm
Diluted Earnings (Loss) Per Share	$0.17	$0.04	339.3%	$0.59	$(0.05)	nm
EBITDA	$2.7	$0.8	224.8%	$9.3	$1.0	815.1%
Cash Flow from Operations	$2.4	$0.5	344.0%	$10.1	$2.1	377.4%
Zedge Premium - Gross Transaction Value (GTV)	$0.27	$0.19	45.0%	$0.95	$0.73	29.8%
nm	= not measurable/meaningful
*	numbers may not add due to rounding

Select Business Metrics: 4th Quarter Fiscal 2021 versus Fiscal 2020*

(in MM except for ARPMAU and where noted)	Q421	Q420	Change
Total Installs - Cumulative	510.7	449.8	13.5%
MAU	34.4	31.9	7.8%
Well-developed Markets	8.5	9.6	-11.5%
Emerging Markets	25.9	22.3	16.1%
ARPMAU	$0.050	$0.028	76.3%
Active Subscriptions (in 000s)	752	504	49.2%
*	numbers may not add due to rounding

[1]	Throughout this release, EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge app during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our app which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.
●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

●	Average Revenue Per Monthly Active User, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.
●	The term Active Subscriptions is replacing “paid subscriptions” due to changes made by Google Play with respect to how they calculate subscriptions. An active subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.
●	Total installs is a measure of the cumulative number of times the Zedge – Wall Papers and Ringtones app has been downloaded since inception.

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q120	Q220	Q320	Q420	Q121	Q221	Q321	Q421	FY 2019	FY 2020	FY 2021
Total Revenue	$2.0	$2.6	$2.1	$2.7	$3.8	$5.3	$5.3	$5.2	$8.8	$9.5	$19.6
Advertising Revenue	$1.7	$2.3	$1.5	$2.0	$3.0	$4.4	$4.3	$4.2	$7.9	$7.4	$15.7
Subscription Revenue	$0.2	$0.3	$0.5	$0.6	$0.7	$0.8	$0.9	$1.0	$0.2	$1.6	$3.2
Other Revenue	$0.2	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.2	$0.1	$0.5	$0.5
Operating (loss) Income	$(0.7)	$0.1	$(0.1)	$0.4	$1.1	$2.5	$2.0	$2.2	$(2.9)	$(0.4)	$7.8
Net (loss) Income	$(0.8)	$0.1	$(0.3)	$0.5	$1.0	$2.3	$2.4	$2.5	$(3.3)	$(0.6)	$8.2
Diluted Earnings (Loss) Per Share	$(0.08)	$0.01	$(0.03)	$0.04	$0.08	$0.17	$0.17	$0.17	$(0.33)	$(0.05)	$0.59
EBITDA	$(0.3)	$0.5	$0.0	$0.8	$1.4	$2.9	$2.3	$2.7	$(1.7)	$1.0	$9.3
Cash Flow from Operations	$0.4	$0.6	$0.7	$0.5	$1.5	$2.3	$4.0	$2.4	$0.1	$2.1	$10.1
Zedge Premium – GTV	$0.19	$0.20	$0.15	$0.19	$0.21	$0.21	$0.25	$0.27	$0.49	$0.73	$0.95
MAU	29.7	34.3	28.8	31.9	32.4	35.4	34.5	34.4	nm	nm	nm
Well-developed Markets	10.0	11.3	9.0	9.6	9.2	9.5	8.9	8.5	nm	nm	nm
Emerging Markets	19.7	23.0	19.8	22.3	23.2	25.9	25.6	25.9	nm	nm	nm
ARPMAU	$0.021	$0.026	$0.022	$0.028	$0.036	$0.049	$0.049	$0.050	nm	nm	nm
Active Subscriptions (in 000s)	200	298	399	504	609	711	753	752	134	504	752
nm	= not measurable/meaningful
*	numbers may not add due to rounding

Strategic Growth Priorities

Reich continued, “I think it’s important to reiterate that we already have a growing business that is highly profitable and also has optionality built into it. With the addition of Emojipedia, Zedge now has a user base in excess of 43 million MAU to support our growth strategy. Our primary areas of focus include growing MAU, particularly in well-developed markets; iterating on the parts of our business that have optionality, like Zedge Premium and Shortz, while managing our downside risk; enhancing our subscriptions; offering more localized products, content and experiences; testing new content categories; and pursuing potential complimentary M&A transactions. We believe this strategy will allow us to continue delivering profits while searching for the next breakout opportunity.”

Fiscal 2022 Commentary

“While fiscal 2021 was an outstanding year across almost every key performance indicator, we believe our business still has impressive upside potential and will benefit from the expansion of the creator economy, our massive customer base, the Emojipedia acquisition, our deep technical knowledge and our experience in monetization. Although it is still early in the new fiscal year, we expect to deliver 25%-30% revenue growth for the year with continued strong operating margins, EBITDA growth and cash flow generation,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge's earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (https://investor.zedge.net) at approximately 4:10 p.m. Eastern on November 9, 2021. Management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management's presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial Toll Free: 888-506-0062 or International: 973-528-0011, at least five minutes before the 4:30PM Eastern start. Please ask for the Zedge earnings conference call with Participant Access Code: 358151

The call will also be webcast through the following link: https://www.webcaster4.com/Webcast/Page/2205/42811 and will be available through Wednesday, November 09, 2022.

Following the call and continuing through Tuesday, November 23, 2021, a call replay will be available by dialing Toll Free: 877-481-4010 or International: 919-882-2331 and entering the replay access code: 42811

About Zedge

Zedge is an app publisher that owns a portfolio of leading digital consumer brands serving 43 million monthly active users across the globe. Our portfolio consists of Zedge Ringtones and Wallpapers, the leading mobile app used for mobile phone personalization, social content, and fandom art; Zedge Premium, a marketplace for artists, celebrities, and emerging creators to market their digital content, to Zedge’s users; Emojipedia, the leading source of all things emoji; and Shortz, a mobile entertainment app in beta, focused on short-form storytelling. Zedge monetizes its content through ad-supported offerings, tokens, and subscriptions. For more information, visit https://www.zedge.net.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

July 31,	2021	2020
Assets
Current assets:
Cash and cash equivalents	$24,908	$5,111
Trade accounts receivable, net of allowance of $0 at July 31, 2021 and 2020	2,545	1,407
Prepaid expenses	111	123
Other current assets	49	113
Total current assets	27,613	6,754
Property and equipment, net	1,980	2,584
Goodwill	2,262	2,196
Deferred tax assets, net	477	-
Other assets	5,145	471
Total assets	$37,477	$12,005
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$585	$290
Accrued expenses and other current liabilities	1,771	1,210
Deferred revenues	1,821	1,338
Total current liabilities	4,177	2,838
Loans Payable	-	218
Other liabilities	145	64
Total liabilities	4,322	3,120
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2021 and 2020	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 13,923 shares issued and 13,865 shares outstanding at July 31, 2021, and 11,788 shares issued and 11,749 ouststanding at July 31, 2020	139	118
Additional paid-in capital	41,664	25,725
Accumulated other comprehensive loss	(997)	(1,085)
Accumulated deficit	(7,554)	(15,802)
Treasury stock, 58 shares at July 31, 2021 and 40 shares at July 31, 2020, at cost	(102)	(76)
Total stockholders’ equity	33,155	8,885
Total liabilities and stockholders’ equity	$37,477	$12,005

ZEDGE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

Year ended July 31,	2021	2020
Revenues	$19,569	$9,470
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	1,194	1,195
Selling, general and administrative	9,311	7,110
Depreciation and amortization	1,261	1,568
Income (loss) from operations	7,803	(403)
Interest and other income, net	245	11
Net loss resulting from foreign exchange transactions	(2)	(152)
Income (loss) before income taxes	8,046	(544)
Provision for (benefit from) income taxes	(202)	15
Net income (loss)	8,248	(559)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	88	(100)
Total other comprehensive income (loss)	88	(100)
Total comprehensive income (loss)	$8,336	$(659)

Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$0.63	$(0.05)
Diluted	$0.59	$(0.05)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	13,156	11,126
Diluted	14,038	11,126

ZEDGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Year ended July 31,	2021	2020
Operating activities
Net income (loss)	$8,248	$(559)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,261	1,568
Stock-based compensation	652	492
Deferred income taxes	(477)	-
PPP loan forgiveness	(218)	-
Change in assets and liabilities:
Trade accounts receivable	(1,138)	(274)
Prepaid expenses and other current assets	257	247
Other assets	232	(55)
Trade accounts payable and accrued expenses	830	(118)
Deferred revenue	483	821
Net cash provided by operating activities	10,130	2,122
Investing activities
Deposit made to escrow account related to the Emojipedia acquisition	(4,776)	-
Capitalized software and technology development costs and purchase of equipment	(653)	(759)
Investment in SAFE	(50)	-
Net cash used in investing activities	(5,479)	(759)
Financing activities
Proceeds from sales of Class B Common Stock	15,000	2,250
Payment of issuance costs	(565)	(141)
Proceeds from PPP loan payable	-	218
Repayment of insurance premium loan payable	(181)	(141)
Proceeds from exercise of stock options	873	12
Purchase of treasury stock in connection with restricted stock vesting	(26)	(29)
Net cash provided by financing activities	15,101	2,169
Effect of exchange rate changes on cash and cash equivalents	45	(30)
Net increase in cash and cash equivalents	19,797	3,502
Cash and cash equivalents at beginning of year	5,111	1,609
Cash and cash equivalents at end of year	$24,908	$5,111

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$1	$1
Cash payments made for interest expenses	$3	$3
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Note payable issued for insurance premium financing	$181	$-

Use of EBITDA as a Non-GAAP Measure

EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of EBITDA to Net Income (Loss)*	Q120	Q220	Q320	Q420	Q121	Q221	Q321	Q421	FY 2019	FY 2020	FY 2021
Net (Loss) Income	$(0.8)	$0.1	$(0.3)	$0.5	$1.0	$2.3	$2.4	$2.5	$(3.3)	$(0.6)	$8.2
Excluding:
Interest and other income (expense), net	$0.0	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$0.2	$(0.0)	$(0.0)
Provision for (benefit from) income taxes	$0.0	$0.0	$0.0	$0.0	$0.0	$0.3	$(0.5)	$(0.1)	$0.0	$0.0	$(0.2)
Depreciation and amortization	$0.5	$0.4	$0.3	$0.4	$0.4	$0.3	$0.3	$0.3	$1.4	$1.6	$1.3
EBITDA	$(0.3)	$0.5	$0.0	$0.8	$1.4	$2.9	$2.3	$2.7	$(1.7)	$1.0	$9.3

* numbers may not add due to rounding